AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2017

REGISTRATION NO. 333-217279

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS RADIO INC.

(Exact name of registrant as specified in its charter)

Delaware	4832	13-4142467
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas, Fl. 44

New York, NY 10020

(212) 649-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jo Ann Haller

CBS Radio Inc.

1271 Avenue of the Americas, Fl. 44

New York, NY 10020

(212) 649-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Shapiro Marshall P. Shaffer Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000 (Telephone)	Lawrence P. Tu CBS Corporation 51 West 52nd Street New York, NY 10019 (212) 975-4321 (Telephone)	Andrew P. Sutor, IV Entercom Communications Corp. 401 E. City Avenue, Suite 809 Bala Cynwyd, PA 19004 610-660-5610 (Telephone)	Zachary A. Judd Roderick O. Branch Mark D. Gerstein Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 (312) 876-7700 (Telephone)

Approximate date of commencement of proposed sale of the securities to the public: As soon as possible following the effective date of the registration statement and satisfaction or waiver of all other conditions to the consummation of the exchange offer.

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CBS Radio Inc., a Delaware corporation (“CBS Radio”), is filing this Amendment No. 5 (the “Amendment”) to its Registration Statement on Form S-4 and Form S-1 (File No. 333-217279) as an exhibits only filing to file various exhibits attached hereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

CBS Radio is incorporated in Delaware. Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions will not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. The limitations described above do not affect the ability of CBS Radio or its stockholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty nor would such limitations limit liability under the federal securities laws.

CBS Radio’s amended and restated certificate of incorporation requires that CBS Radio indemnify directors and officers to the full extent permitted by the DGCL, as the same may be amended or modified from time to time, only to the extent that such amendment permits CBS Radio to provide broader indemnification rights than the DGCL permitted CBS Radio to provide prior to such amendment.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index.

(b)	Financial Statement Schedules.

The Financial Statement schedule, “Valuation and Qualifying Accounts,” is included as part of this registration statement immediately following the signature page.

(c)	Reports, Opinions and Appraisals.

None.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for purposes of determining any liability under the Securities Act of 1933, each filing of CBS Radio’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)

that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on

Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(9)	to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of February 2, 2017, by and among CBS Corporation, CBS Radio Inc., Entercom Communications Corp. and Constitution Merger Sub Corp. (incorporated by reference to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

2.2+	Master Separation Agreement, dated as of February 2, 2017, by and between CBS Corporation and CBS Radio Inc. (incorporated by reference to Exhibit 2.1 to CBS’s Current Report on Form 8-K filed on February 2, 2017)

2.3+	Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 10, 2017, by and among CBS Corporation, CBS Radio Inc., Entercom Communications Corp. and Constitution Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of CBS’s Current Report on Form 8-K filed on July 10, 2017)

2.4+	Amendment No. 2 to the Agreement and Plan of Merger, dated as of September 13, 2017, by and among CBS Corporation, CBS Radio Inc., Entercom Communications Corp. and Constitution Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of CBS’s Current Report on Form 8-K filed on September 13, 2017)

3.1**	Current Amended and Restated Certificate of Incorporation of CBS Radio Inc.

3.2**	Bylaws of CBS Radio Inc.

3.3	Form of Third Amended and Restated Certificate of Incorporation of CBS Radio Inc. to be in place as of immediately prior to the Final Distribution

4.1**	Specimen Common Stock Certificate of CBS Radio Inc.

4.2**	Indenture for Senior Notes, dated as of October 17, 2016, by and among CBS Radio Inc., the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the shares of common stock to be issued by CBS Radio Inc.

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters

8.2	Opinion of Latham & Watkins LLP as to certain tax matters

10.1+	Form of Transition Services Agreement, by and between CBS Corporation and Entercom Communications Corp. (incorporated by reference to Exhibit E to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

10.2+	Form of Joint Digital Services Agreement, by and between CBS Corporation and Entercom Communications Corp. (incorporated by reference to Exhibit C to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

10.3+	Form of CBS Brands License Agreement, by and between CBS Broadcasting Inc. and CBS Radio Inc. (incorporated by reference to Exhibit B-1 to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

10.4+	Form of CBS Brands License Agreement, by and among CBS Broadcasting Inc. and CBS Mass Media Corporation, CBS Radio Inc. and Certain Subsidiaries of CBS Radio Inc. (incorporated by reference to Exhibit B-2 to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

10.5+	Form of CBS Brands License Agreement, by and among CBS Broadcasting Inc., CSTV Networks, Inc. d/b/a CBS Sports Network, CBS Sports Radio Network Inc. and CBS Radio Inc. (incorporated by reference to Exhibit B-3 to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

Exhibit No.	Description
10.6**	Voting Agreement, dated as of February 2, 2017, by and among Entercom Communications Corp. and the shareholders of Entercom Communications Corp. included therein

10.7**	Advertising Side Letter Agreement, dated as of February 2, 2017, by and between CBS Corporation and Entercom Communications Corp.

10.8**	Field Family Side Letter Agreement, dated as of February 2, 2017, by and between Entercom Communications Corp. and the shareholders of Entercom Communications Corp. included therein

10.9**	Credit Agreement, dated as of October 17, 2016, by and among CBS Radio Inc., the guarantors named therein, the lenders and L/C issuers named therein, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

10.10**	Amendment No. 1, dated as of March 3, 2017, to the Credit Agreement, dated as of October 17, 2016, by and among CBS Radio Inc., the guarantors named therein, the lenders and L/C issuers named therein, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

10.11+	Form of Tax Matters Agreement, by and among CBS Corporation, CBS Radio Inc. and Entercom Communications Corp. (incorporated by reference to Exhibit D to Exhibit 2.2 of CBS’s Current Report on Form 8-K filed on February 2, 2017)

21.1**	Subsidiaries of CBS Radio Inc.

23.1**	Consent of PricewaterhouseCoopers LLP relating to CBS Radio Inc.

23.2**	Consent of PricewaterhouseCoopers LLP relating to CBS Corporation

23.3**	Consent of PricewaterhouseCoopers LLP relating to Entercom Communications Corp.

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.5	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1)

23.6	Consent of Latham & Watkins LLP (included in Exhibit 8.2)

23.7**	Consent of Morgan Stanley & Co. LLC

23.8**	Consent of Centerview Partners LLC

24.1**	Power of Attorney of Leslie Moonves

24.2**	Power of Attorney of Joseph Ianniello

24.3**	Power of Attorney of Lawrence P. Tu

24.4**	Power of Attorney of Anthony G. Ambrosio

24.5**	Power of Attorney of Lawrence Liding

24.6**	Power of Attorney of Matthew Siegel

99.1	Form of Letter of Transmittal and Instructions for Letter of Transmittal

99.3	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.5	Form of Notice of Guaranteed Delivery for CBS Class B Common Stock

99.6	Form of Notice of Withdrawal of CBS Class B Common Stock

99.7	Form of Letter to CBS 401(k) Plan Participants

Exhibit No.	Description
99.8	Form of Letter to CBS Radio 401(k) Plan Participants

99.10	Form of Notice of Conditional Exercise

99.11**	Consent of Director Nominee (Sean Creamer)

99.12**	Consent of Director Nominee (Joseph R. Ianniello)

99.13**	Consent of Director Nominee (Leslie Moonves)

99.14**	Consent of Director Nominee (Stefan M. Selig)

*	To be filed in an amendment.
+	Incorporated by reference.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 16, 2017.

CBS RADIO INC.

By:	/s/ Andre J. Fernandez
Andre J. Fernandez President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on October 16, 2017 by the following persons in the capacities indicated.

Signature	Title	Date

* Leslie Moonves	Chairman and Director	October 16, 2017

/s/ Andre J. Fernandez Andre J. Fernandez	President and Chief Executive Officer (Principal Executive Officer)	October 16, 2017

* Matthew Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 16, 2017

* Joseph R. Ianniello	Executive Vice President and Treasurer and Director	October 16, 2017

* Anthony G. Ambrosio	Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer and Director	October 16, 2017

* Lawrence P. Tu	Executive Vice President and Assistant Secretary and Director	October 16, 2017

* Lawrence Liding	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 16, 2017

*By:	/s/ Andre J. Fernandez
Andre J. Fernandez, as Attorney-in-Fact